UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report - June 5, 2008

(Date of earliest event reported)

INGERSOLL-RAND COMPANY LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	1-985	75-2993910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House

2 Church Street

Hamilton HM 11, Bermuda

(Address of principal executive offices, including zip code)

(441) 295-2838

(Registrant’s phone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As previously reported under Item 2.01 of the Current Report on Form 8-K filed by Ingersoll-Rand Company Limited (the “Company”) on June 5, 2008, the Company and its wholly-owned subsidiary, Indian Merger Sub, Inc., a Delaware corporation (“Merger Sub”), completed the acquisition of Trane Inc., a Delaware corporation (“Trane”), pursuant to that certain Agreement and Plan of Merger, dated as of December 15, 2007, among the Company, Merger Sub and Trane. The acquisition was effected by the merger of Merger Sub with and into Trane, with Trane as the surviving entity and a wholly-owned subsidiary of the Company.

This Current Report on Form 8-K/A provides the historical financial statements of Trane under Item 9.01(a) and the pro forma financial information under Item 9.01(b), which financial statements and information were not included in the Current Report on Form 8-K filed on June 5, 2008.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The audited financial statements required by this item are incorporated by reference to the consolidated financial statements contained in Trane’s Annual Report on Form 10-K for the fiscal years ended December 31, 2007, 2006 and 2005, which are included as Exhibit 99.1 to this Current Report on Form 8-K.

The unaudited financial statements for the interim period required by this item are incorporated by reference to the consolidated financial statements contained in Trane’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, which are included as Exhibit 99.2 to this Current Report on Form 8-K.

(b) Pro Forma Financial Information

The unaudited pro forma financial information of the Company and Trane with respect to the year ended December 31, 2007 and the six months ended June 30, 2008 is filed as Exhibit 99.3.

(d) Exhibits

Exhibit No.	Description
23.1	Consent of Ernst & Young LLP.

23.2	Consent of Hamilton, Rabinovitz & Associates, Inc.

99.1	Audited Financial Statements of Trane.

99.2	Unaudited Financial Statements of Trane.

99.3	Unaudited Pro Forma Financial Statement Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND COMPANY LIMITED

Date: August 11, 2008	/s/ Richard W. Randall
Richard W. Randall
Vice President and Controller Principal Accounting Officer

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